As filed with the Securities and Exchange Commission on January 10, 2003
                                                   Registration No. 333-
_______________________________________________________________________________
                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                   FORM S-8

                            REGISTRATION STATEMENT
                       UNDER THE SECURITIES ACT OF 1933


                            ALAMOSA HOLDINGS, INC.
            (Exact Name of Registrant as Specified in its Charter)


      Delaware                                          75-2890997
(State or Other Jurisdiction of                     (I.R.S. Employer
Incorporation or Organization)                      Identification Number)

          5225 S. Loop 289
          Lubbock, TX                                            79424
(Address of  Principal Executive Offices)                      (Zip Code)

   ALAMOSA HOLDINGS, INC. AMENDED AND RESTATED 1999 LONG TERM INCENTIVE PLAN ALAMOSA HOLDINGS, INC. AMENDED AND RESTATED EMPLOYEE STOCK PURCHASE PLAN
                           (Full Title of the Plan)

                               David E. Sharbutt
                            Chief Executive Officer
                            Alamosa Holdings, Inc.
                               5225 S. Loop 289
                               Lubbock, TX 79424
                    (Name and Address of Agent for Service)

                                (806) 722-1100
         (Telephone Number, Including Area Code, of Agent for Service)

                                   Copy to:
                           Fred B. White, III, Esq.
                   Skadden, Arps, Slate, Meagher & Flom LLP
                               Four Times Square
                           New York, New York 10036
                                (212) 735-3000

                             _____________________


CALCULATION OF REGISTRATION FEE

 ---------------------------------------------------------------------------------------------------------------
| TITLE OF EACH CLASS OF  |    AMOUNT TO BE     |   PROPOSED MAXIMUM  |   PROPOSED MAXIMUM   |    AMOUNT OF     |
|     SECURITY TO BE      |     REGISTERED      |  OFFERING PRICE PER |  AGGREGATE OFFERING  | REGISTRATION FEE |
|       REGISTERED        |                     |      SHARE (3)      |       PRICE (3)      |                  |
|-------------------------|---------------------|---------------------|----------------------|------------------|
|Common stock, par value  | 800,000 shares (1)  |       $.52          |       $416,000       |     $38.27       |
|$0.01 per share (4)      |                     |                     |                      |                  |
|-------------------------|---------------------|---------------------|----------------------|------------------|
|Common stock, par value  | 200,000 shares (2)  |       $.52          |       $104,000       |     $9.57        |
|$0.01 per share (4)      |                     |                     |                      |                  |
|-------------------------|---------------------|---------------------|----------------------|------------------|
|Total                    | 1,000,000 shares    |                     |       $520,000       |     $47.84       |
 ---------------------------------------------------------------------------------------------------------------


(1) 800,000 additional shares of common stock of Alamosa Holdings, Inc. (the "Company") are being registered pursuant to the Company's Amended and Restated 1999 Long Term Incentive Plan (the "LTIP"). This registration statement also covers such indeterminate amount of securities as may be offered or sold pursuant to the terms of the LTIP to prevent dilution, pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act").

(2) 200,000 additional shares of common stock of the Company are being registered pursuant to the Company's Amended and Restated Employee Stock Purchase Plan (the "ESPP"). This registration statement also covers such indeterminate amount of securities as may be offered or sold pursuant to the terms of the ESPP to prevent dilution, pursuant to Rule 416(a) under the Securities Act.

(3) Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(c) and (h) under the Securities Act of 1933. The proposed maximum offering price per share is based upon the average of the high and low prices of the common stock on January 8, 2003, on the Composite Tape of The New York Stock Exchange.

(4) Includes associated rights to purchase Series A Preferred Stock, par value $.01 per share, of the Company.


EXPLANATORY NOTE

         This registration statement is being filed solely to register the issuance of (i) up to 800,000 additional shares of common stock, par value $0.01 per share ("Common Stock"), of Alamosa Holdings, Inc., a Delaware corporation (the "Company"), pursuant to the Company's Amended and Restated 1999 Long-Term Incentive Plan (the "LTIP"), and (ii) up to 200,000 additional shares of Common Stock pursuant to the Company's Employee Stock Purchase Plan (the "ESPP" and, together with the LTIP, the "Plans"). The Company previously filed a registration statement on Form S-8 (File No. 333-56430) on March 2, 2001, covering 13,600,000 shares of its Common Stock initially authorized for issuance under the Plans. Pursuant to Article 5 of the LTIP, as of December 31, 2002, the number of shares that may be delivered pursuant to awards granted under the LTIP was increased by 800,000. Pursuant to Article 11 of the ESPP, as of January 1, 2003, the number of shares that may be delivered pursuant to awards granted under the ESPP was increased by 200,000. Pursuant to general instruction E to Form S-8, the contents of the earlier registration statement are incorporated herein by reference.


                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         The Registrant hereby incorporates by reference into this Registration Statement the following documents filed with the Securities and Exchange Commission (the "Commission"):

(a)      Annual Report on Form 10-K for the year ended December 31, 2001;

(b)      Quarterly Report on Form 10-Q for the quarter ended March 31, 2002;

(c)      Quarterly Report on Form 10-Q for the quarter ended June 30, 2002;

(d)      Quarterly Report on Form 10Q for the quarter ended September 30,
         2002;

(e)      Current Report on Form 8-K dated October 1, 2002;

(f) The description of the Common Stock contained in the Registrant's prospectus filed pursuant to Rule 424(b)(1) on November 7, 2001 (the "Prospectus"), which description is incorporated by reference in Registrant's Registration Statement on Form 8-A, filed with the Commission on November 27, 2001, pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including any amendments or reports filed with the Commission for purposes of updating such description; and

(g) The description of the Preferred Share Purchase Rights contained in the Prospectus, which description is incorporated by reference in Registrant's Registration Statement on Form 8-A, filed with the Commission on November 27, 2001, pursuant to the Exchange Act, including any amendments or reports filed with the Commission for purposes of updating such description.

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

         Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


ITEM 8.  EXHIBITS


 EXHIBIT NUMBER                        DESCRIPTION

  4.1                      Amended and Restated Alamosa Holdings, Inc.
                           Employee Stock Purchase Plan, filed as Exhibit
                           10.61 to the Quarterly Report on Form 10-Q for the period ended June 30, 2002, which exhibit is incorporated herein by reference.

  4.2                      Amended and Restated 1999 Long Term Incentive Plan

  5.1                      Opinion of Skadden, Arps, Slate, Meagher & Flom LLP.

  23.1                     Consent of PricewaterhouseCoopers LLP.

  23.2 Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1 opinion).

  24.1 Power of Attorney (included on the signature page hereto).

                                  SIGNATURES

         Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Lubbock, State of Texas, on January 10, 2003.


                                 ALAMOSA HOLDINGS, INC.


                                       /s/ David E. Sharbutt
                                 By: -----------------------------
                                    Name:  David E. Sharbutt
                                    Title: Chairman of the Board of Directors
                                           and Chief Executive Officer

                               POWER OF ATTORNEY

         Each of the undersigned hereby appoints David E. Sharbutt, as attorney and agent for the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned, to sign and file with the Commission under the Securities Act any and all amendments and exhibits to this Registration Statement and any and all applications, instruments and other documents to be filed with the Commission pertaining to the registration of the securities covered hereby, with full power and authority to do and perform any and all acts and things whatsoever requisite or desirable.

         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated on January 10, 2003.



               SIGNATURE                                    TITLE


/s/ David E. Sharbutt
----------------------------------------        Director, Chairman of the Board
           David E. Sharbutt                    of Directors and Chief
                                                Executive Officer (Principal
                                                Executive Officer)


/s/ Kendall W. Cowan
----------------------------------------        Chief Financial Officer
            Kendall W. Cowan                    (Principal Financial Officer
                                                and Accounting Officer)


/s/ Ray M. Clapp, Jr.                           Director
----------------------------------------
           Ray M. Clapp, Jr.


/s/ Scotty Hart
----------------------------------------        Director
              Scotty Hart


/s/ Thomas Hyde
----------------------------------------        Director
              Thomas Hyde


/s/ Schuyler B. Marshall
----------------------------------------        Director
          Schuyler B. Marshall


/s/ Tom M. Phelps
----------------------------------------        Director
             Tom M. Phelps


/s/ Thomas F. Riley, Jr.
----------------------------------------        Director
          Thomas F. Riley, Jr.


----------------------------------------        Director
           Michael V. Roberts


----------------------------------------        Director
           Steven C. Roberts


----------------------------------------        Director
             Jimmy R. White